EXHIBIT 32.1


          CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Sunair Electronics, Inc. (the "Company") on Form 10-QSB for the quarter ending March 31, 2004 as filed with the Securities and Exchange Commission on May 17, 2004 (the "Report"), I, James
E. Laurent, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.






/s/ James E. Laurent
-------------------------------------
James E. Laurent
President and Chief Executive Officer
May 17, 2004